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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

            We have issued our report dated January 16, 1998, accompanying the financial statements of CB&T, Inc. contained in the Registration Statement of Union Planters Corporation on Form S-4. We consent to the use of the aforementioned report in the Registration Statement on Form S-4 and to the use of our name as it appears under the caption "Experts".



                /s/ KRAFT BROS., ESSTMAN, PATTON & HARRELL, PLLC
                ------------------------------------------------


Nashville, Tennessee
May 26, 1998